PHOENIX®

Phoenix Life Insurance Company ("Phoenix" or the "Company")
One American Row
PO Box 5056
Hartford CT 06102-5056
(COLI Administration H-G)

Life Insurance Application

Please print or type the following information, indicate your consent and then sign and date this form.

Print Name as it is to appear on policy (First, Middle, Last)	Sex	Birthdate (Month, Day, Year)	Taxpayer Identification Number/SSN
	☐ Male ☐ Female		

Section I - Employer-Owned Life Insurance Notice and Consent

Check one of the following

☐ **Yes** I understand that, with respect to this application for life insurance:

(a) My employer intends to purchase a life insurance contract insuring my life;

(b) The maximum face amount at issue for which my life could be insured is $ ____________________;

(c) The insurance coverage may continue to remain in force in the event of termination of my employment with this employer; and

(d) Unless indicated to the contrary on this application, the named beneficiary of the life insurance policy proceeds on death will be my employer.

If Yes, complete Sections II, III and IV.

☐ **No** I do not consent to have insurance purchased on my life.

If No, skip Sections II and III, and sign and date in Section IV.

Section II - Actively-At-Work

Check one of the following

☐ **Yes,** I am **ACTIVELY-AT-WORK*** If Yes, provide the ZIP Code for your primary work location. ZIP Code ______________

☐ **No,** I am not **ACTIVELY-AT-WORK***

***ACTIVELY-AT-WORK** is defined as: Performing all normal duties of the position on a full-time basis for not less than 30 hours per week and not absent from work due to accident, illness or other condition for more than four consecutive days within the last 90 days prior to first becoming eligible to participate in the life insurance program being applied for. The Company, as defined above, reserves the right to request recertification of the above information for deaths occurring within two years of the application date or any increase thereafter and to contest any claim during that period.

Section III - Smoking Status

Have you smoked cigarettes in the past 12 months?

☐ **Yes,** I have smoked cigarettes in the past 12 months

☐ **No,** I have not smoked cigarettes in the past 12 months

Additional Comments

Section IV - Signature

Proposed Insured's Signature	Date
X	
Witness Signature	Date
X	